Exhibit 10.46

[—], 2013

Popular, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Re:	Termination of Popular Consulting Agreement

Reference is hereby made to that certain Consulting Agreement, dated as of September 30, 2010 (the “Consulting Agreement”), by and among EVERTEC Intermediate Holdings, LLC. (f.k.a. Carib Holdings, Inc.), a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC Holdings”), EVERTEC Group, LLC. (f.k.a. EVERTEC, Inc.), a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC LLC”), and Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Popular”). Capitalized terms used herein without definition shall have the meanings set forth in the Consulting Agreement.

EVERTEC, Inc. (f.k.a. Carib Latam Holdings, Inc.), a corporation organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC”) and the ultimate parent company of EVERTEC Holdings and EVERTEC LLC, is pursuing an underwritten public offering of its equity securities (the “IPO”). In connection with the consummation of the IPO, the parties hereto desire to terminate the Consulting Agreement in accordance with the terms and conditions described in this letter agreement.

The parties hereto hereby agree that the Consulting Agreement shall automatically terminate upon the later to occur of (a) the consummation of the IPO on the “Closing Date” as defined in the underwriting agreement entered into by EVERTEC and the selling stockholders named therein in connection with the IPO (such date and time being referred to as the “IPO Closing”) and (b) receipt by Popular of (i) a Lump Sum Payment of $[—], which shall be paid to Popular upon the IPO Closing, (ii) the Consulting Fee for the fiscal year ending December 30, 2012 in the amount set forth in Section 4(a) of the Consulting Agreement, which shall be paid to Popular promptly following execution of this agreement, (iii) any and all expenses which are owed but have not been reimbursed in accordance with Section 4(c) of the Consulting Agreement, which expenses shall be paid to Popular upon the IPO Closing, and (iv) any other unpaid fees and expenses owed, as of the termination of the Consulting Agreement, to Popular pursuant to the Consulting Agreement (including, without limitation, fees payable pursuant to Sections 6 and 7 of the Consulting Agreement), which amounts shall be paid to Popular upon the IPO Closing. The parties further agree that any payments set forth in this letter agreement may be paid to Popular by EVERTEC, EVERTEC Holdings or EVERTEC LLC.

Upon the IPO Closing and the payment of the amounts set forth in this letter agreement, (i) the Consulting Agreement shall terminate, and shall be of no further force and effect, except that Section 5 (Indemnification) of the Consulting Agreement shall survive such termination and continue in full force and effect and (ii) no party to the Consulting Agreement shall have any further rights or obligations under the Consulting Agreement (other than Section 5 thereof).

This letter agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

This letter agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties hereto.

This letter agreement shall be governed and construed in accordance with the laws of the State of New York (without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws rules of the State of New York).

This letter agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

Please acknowledge your consent and agreement by signing a counterpart hereof in the space provided below.

Sincerely,

EVERTEC, INC.

By:
Name:
Title:

EVERTEC INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

EVERTEC GROUP, LLC

By:
Name:
Title:

AGREED AND ACCEPTED AS OF THE DATE SET FORTH ABOVE:

POPULAR, INC.

By:
Name:
Title:

AP CARIB HOLDINGS, LTD.
By:	Apollo Management VII, L.P., its sole director
By:	AIF VII Management, LLC, its general partner

By:
Name:
Title:

[Signature Page to Termination of Apollo Consulting Agreement]

cc:	Popular, Inc. 209 Muñoz Rivera Avenue Hato Rey, Puerto Rico 00918 Attention: Ignacio Alvarez, Esq.	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Donald J. Toumey